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                                   EXHIBIT 10

               THE VILLAGE GREEN BOOKSTORE, INC. AND SUBSIDIARIES

                               MATERIAL CONTRACTS

        (a) Credit Agreement between the Company and VGBS Acquisition Corporation ("VGBS") dated as of September 25, 1996, including a list briefly identifying all contents of all omitted exhibits and schedules thereto.*

        (b) Senior Secured Promissory Grid Note for $1.2 million, executed by the Company in favor of VGBS and dated September 25, 1996, including a list briefly identifying all contents of all omitted exhibits and schedules thereto.*

        (c) Warrant to Purchase up to 2,400,000 Shares of Common Stock of the Company, par value $.001 per share, executed by the Company in favor of VGBS and dated as of September 25, 1996.*

        (d) Shareholders' Agreement and Irrevocable Proxy between certain of the Company's shareholders and VGBS, dated as of September 25, 1996, including a list briefly identifying all contents of all omitted exhibits and schedules thereto.*

        (e) Security Agreement between the Company and VGBS, dated September 25, 1996, including a list briefly identifying all contents of all omitted exhibits and schedules thereto.*

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    *Included as a part of Exhibit 2 to the Company's Form 8-K Current Report pursuant to Section 13 or 15(d) of the Exchange Act dated October 11, 1996 and filed with the Securities and Exchange Commission on October 24, 1996.


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